Exhibit 99.1

UNAUDITED PRO FORMA

COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated financial statements are based on the separate historical financial statements of TriCo Bancshares (“TriCo”) and FNB Bancorp (“FNB”) after giving effect to the merger of FNB into TriCo (the “Merger”) and the issuance of TriCo common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2018 is presented as if the Merger had occurred on March 31, 2018. The unaudited pro forma condensed consolidated income statements for the year ended December 31, 2017 and the three months ended March 31, 2018 are presented as if the Merger had occurred on January 1, 2017. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

In connection with the integration of the operations of TriCo and FNB following the completion of the Merger, TriCo has incurred nonrecurring charges, such as costs associated with systems implementation, data conversion, severance, professional fees, and other costs related to exit or disposal activities. These charges will affect the results of operations of TriCo in the periods in which they are incurred. The unaudited pro forma combined condensed consolidated statements of earnings do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. However, the unaudited pro forma combined condensed consolidated balance sheets reflect the payment of merger costs specified therein as a reduction in cash and pro forma shareholders’ equity.

The unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The actual amounts recorded may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of material and significant information becoming known that was previously not expected or known; and changes in the financial results of the combined company, which could change the future discounted cash flow projections. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial statements should be read together with:

•	The accompanying notes to the unaudited pro forma combined condensed consolidated financial statements;

•

TriCo’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017 included in TriCo’s Annual Report on Form 10-K for the year ended December 31, 2017;

•

TriCo’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2018 included in TriCo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

•

FNB’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017 included in FNB’s Annual Report on Form 10-K for the year ended December 31, 2017;

•

FNB’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2018 included in FNB’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

•

Other information pertaining to TriCo and FNB contained in or incorporated by reference into the joint proxy statement/prospectus included in TriCo’s amended registration statement on Form S-4 filed on April 18, 2018. See “Selected Historical Consolidated Financial Data for TriCo” and “Selected Historical Consolidated Financial Data for FNB” in the joint proxy statement/prospectus.

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

as of March 31, 2018

(Dollars in Thousands)

	TriCo Bancshares	FNB Bancorp	Pro forma adjustments		Pro forma combined
ASSETS
Noninterest-bearing cash	$87,138	$5,733	(6,695	)(a)	$86,176
Interest-bearing cash	95,841	15,630			111,471

Cash and due from banks	182,979	21,363			197,647
Marketable Equity Securities	2,890	—			2,890
Debt Securities—AFS	735,895	348,264			1,084,159
Debt Securities—HTM	496,035	—			496,035
Restricted equity securities	16,956	7,567			24,523
Loans held for sale	2,149	—			2,149
Loans, gross	3,069,733	841,235	(32,962	)(b)	3,878,006
Loan loss reserve	(29,973)	(10,186)	10,186	(c)	(29,973)

Loans, net	3,039,760	831,049			3,848,033
Foreclosed assets, net	1,564	1,817			3,381
Premises and equipment, net	58,558	9,159	21,590	(d)	89,307
Cash value of life insurance	98,391	16,736			115,127
Accrued interest	12,407	4,914			17,321
Goodwill	64,311	4,580	149,336	(e)	218,227
Other intangible assets, net	4,835	278	27,327	(f)	32,440
Other assets	63,227	14,239	(5,093	)(g)	72,373

Total assets	$4,779,957	$1,259,966			$6,203,612

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$1,359,996	$333,681			$1,693,677
Interest-bearing	2,724,408	684,772	161	(h)	3,409,341

Total deposits	4,084,404	1,018,453			5,103,018
Accrued interest payable	958	641			1,599
Reserve for unfunded commitments	3,864	177			4,041
Other liabiities	63,529	16,637	(451	)(i)	79,715
Other borrowings	65,041	103,600			168,641
Junior subordinated debt	56,905	—			56,905

Total liabilities	4,274,701	1,139,508			5,413,919
Shareholders’ Equity:
Common stock	256,226	85,854	198,583	(j)	540,663
Retained earnings	266,235	37,866	(37,866	)(j)	266,235
Accumulated other comprehensive income	(17,205)	(3,262)	3,262	(j)	(17,205)

Total shareholders’ equity	505,256	120,458			789,693

Total liabilities and shareholders’ equity	$4,779,957	$1,259,966			$6,203,612

Unaudited Pro Forma Combined Condensed Consolidated Statement of Earnings

Three Months Ended March 31, 2018

(In thousands, except per share amounts)

The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2018 presents the consolidated financial results as if the merger had occurred on January 1, 2017.

	TriCo Bancshares	FNB Bancorp	Pro forma merger adjustments		Pro forma combined
Interest and dividend income:
Loans	$38,049	$10,399	392	(k)	$48,840
Investments:					—
Taxable securities	7,322	1,364			8,686
Nontaxable securities	1,041	726			1,767
Other	709	72			781

Total interest and dividend income	47,121	12,561			60,074
Interest expense:
Deposits	1,096	737			1,833
Junior subordinated debt	342	—			342
Other borrowings	697	402			1,099

Total interest expense	2,135	1,139			3,274

Net interest income	44,986	11,422			56,800
Benefit from reversal of provision for loan losses	(236)	—			(236)
Noninterest income:
Service charges and fees	9,356	529			9,885
Gain on sale of loans	626	—			626
Commissions on sale of non-deposit investment products	876	—			876
Increase in cash value of life insurance	608	99			707
Gain on sale of foreclosed assets	371	392			763
Other noninterest income	453	214			667

Total noninterest income	12,290	1,234			13,524
Noninterest expense:
Salaries and benefits	21,652	4,121			25,773
Occupancy	2,681	657	89	(l)	3,427
Data processing and software	2,514	143			2,657
Equipment	1,551	523			2,074
ATM network charges	1,226	77			1,303
Advertising and marketing	838	100			938
Professional fees	773	116			889
Telecommunications	701	214			915
Change in reserve for unfunded commitments	700	—			700
Merger related expenses	476	—	(476	)(n)	—
Assessments	430	165			595
Postage	358	29			387
Intangible amortization	339	33	1,139	(o)	1,511
Operational losses	294	9			303
Courier service	267	28			295
Provision for foreclosed asset losses	90	—			90
Foreclosed assets expense	24	59			83
Other	3,248	539			3,787

Total noninterest expense	38,162	6,813			45,727

Income before income tax expense	19,350	5,843			24,833
Income tax expense	5,440	1,655	(106	)(p)	6,989

Net income	$13,910	$4,188			$17,844

Weighted average shares outstanding:
Basic	22,956,000	7,463,000	(58,000	)(q)	30,361,000
Diluted	23,283,000	7,685,000	(280,000	)(q)	30,688,000
Earnings per common share:
Basic	$0.61	$0.56			$0.59
Diluted	$0.60	$0.54			$0.58

Unaudited Pro Forma Combined Condensed Consolidated Statement of Earnings

Year Ended December 31, 2017

(In thousands, except per share amounts)

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2017 presents the consolidated financial results as if the merger had occurred on January 1, 2017.

	TriCo Bancshares	FNB Bancorp	Pro forma merger adjustments		Pro forma combined
Interest and dividend income:
Loans	146,794	41,956	756	(k)	189,506
Investments	31,937	8,136			40,073
Other	2,671	126			2,797

Total interest and dividend income	181,402	50,218			232,376
Interest expense:
Deposits	3,958	2,807	(161	)(m)	6,604
Junior subordinated debt	2,535	—			2,535
Other borrowings	305	1,064			1,369

Total interest expense	6,798	3,871			10,508

Net interest income	174,604	46,347			221,868
Provision (benefit from reversal of provision) for loan	89	(360)			(271)
Noninterest income:
Service charges and fees	37,423	2,264			39,687
Gain on sale of loans	3,109	94			3,203
Commissions on sale of non-deposit investment pro	2,729	—			2,729
Increase in cash value of life insurance	2,685	390			3,075
Change in indemnification asset	490	—			490
Gain on sale of foreclosed assets	711	—			711
Gain on sale of securities	961	210			1,171
Other noninterest income	1,913	902			2,815

Total noninterest income	50,021	3,860			53,881
Noninterest expense:
Salaries and benefits	82,930	19,366			102,296
Occupancy	10,894	2,747	356	(l)	13,997
Equipment	7,141	1,061			8,202
Data processing and software	10,448	585			11,033
Assessments	1,676	692			2,368
ATM network charges	4,752	344			5,096
Advertising and marketing	4,101	451			4,552
Professional fees	3,745	1,482			4,911
Telecommunications	2,713	772			3,485
Postage	1,296	132			1,428
Courier service	1,035	92			1,127
Foreclosed assets expense	231	80			311
Intangible amortization	1,389	171	4,555	(o)	6,115
Operational losses	1,394	101			1,495
Provision for foreclosed asset losses	162	—			162
Change in reserve for unfunded commitments	445	—			445
Merger and acquisition expense	530	—	(530	)(n)	—
Other	12,142	2,473			14,784

Total noninterest expense	147,024	30,549			181,807

Income before income tax expense	77,512	20,018			94,213
Income tax expense	36,958	9,307	(1,457	)(p)	44,808

Net income	40,554	10,711			49,405

Weighted average shares outstanding:
Basic	22,912,000	7,361,000	44,000	(q)	30,317,000
Diluted	23,250,000	7,607,000	(202,000	)(q)	30,655,000
Earnings per common share:
Basic	$1.77	$1.46			$1.62
Diluted	$1.74	$1.41			$1.61

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting giving effect to the merger involving TriCo and FNB. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position had the merger been consummated at March 31, 2018 or the results of operations had the merger been consummated at January 1, 2017, nor is it necessarily indicative of the results of operation in future periods or the future financial position of the combined entities. The merger was completed on July 6, 2018. The merger consideration included the issuance of approximately $284.4 million in equity consideration as well as cash consideration of approximately $6.7 million.

Under the acquisition method of accounting, the assets and liabilities of FNB will be recorded at their respective fair values on the merger date. The fair value on the merger date represents management’s best estimates based on available information and facts and circumstances in existence on the merger date. Although the purchase price is indicative of the actual purchase price, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information is subject to change and may vary from the actual purchase price allocation that will be recorded when the accounting for the merger is completed. Adjustments may include, but not be limited to, changes in (i) FNB’s balance sheet through the effective time of the merger; (ii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of both TriCo and FNB are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined necessary.

Note 2—Estimated Merger and Integration Costs

In connection with the merger, the integration of TriCo’s and FNB’s operations is underway, with the system conversion occurring during the month of acquisition. Trico expects to incur merger-related expenses and other expenditures including system implementation, data conversion, employee retention and severance, communications with customers and vendors, facility upgrades, and other potentially significant costs. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition costs are recognized separately from a business combination and generally will be expensed as incurred. We expect that the majority of merger related costs will be incurred during 2018.

Note 3—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments to deferred tax assets and liabilities were calculated using a 29.56% effective tax rate. Adjustments to the income tax provision were calculated using a 29.56% effective tax rate for the period ending March 31, 2018, and a 42.05% effective tax rate for the period ending December 31, 2017. All adjustments are based on current assumptions and valuations, which are subject to change.

Notes to Pro Forma Balance Sheet Adjustments (dollars in thousands)

(a)	Adjustment to cash and cash equivalents
	Payment of cash consideration to FNB common stock option holders.	$(6,689)
	Payment of cash consideration to FNB common stock shareholders for fractional shares.	(6)

	Total adjustments to cash and cash equivalents	$(6,695)

(b)	Adjustment to loans
	To reflect fair value of loans acquired.	$(32,962)

(c)	Adjustment to allowance for loan losses
	Since the acquired FNB loans are carried at fair value at the acquisition date, there is no carryover of FNB’s allowance for loan losses.	$10,186

(d)	Adjustment to premises and equipment, net
	To reflect fair value of premises and equipment acquired.	$21,590

(e)	Calculation of Goodwill for FNB merger
	Represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the value of consideration paid to FNB shareholders.
	The excess of the value of the consideration paid over the fair vaue of net assets acquired will be recorded as goodwil and can be summarized as follows:
	TriCo shares to be issued to FNB shareholders.	7,405,000
	Value of stock consideration to FNB shareholders.	$284,437
	Cash consideration to FNB stock option holders for cancelled options.	6,689
	Cash consideration to FNB common shareholders for fractional shares.	6

	Total consideration paid	$291,132

	Carrying value of FNB’s net assets at March 31, 2018	$120,458
	Fair value adjustments:
	Loans, net	(22,776)
	Premises and equipment	21,590
	Core deposits	27,327
	Favorable leases	1,226
	Deposits	(161)
	Other liabilities	451
	Deferred taxes, net	(6,319)

	Total fair value adjustments	21,338

	Fair value of net assets acquired as of March 31, 2018	141,796

	Excess of consideration paid over fair value of net assets acquired - (Goodwill)	$149,336

(f)	Adjustment to core deposit intangible
	To record fair value of core deposit intangible related to FNB’s nonmaturity deposits.	$27,327

(g)	Adjustment to other assets
	To record the fair value of favorable leases related to FNB’s operating leases.	$1,226
	To reflect the net deferred tax liability created in the merger.	(6,319)

		$(5,093)

	Calculation of the net deferred tax liability:
	Adjustments:
	Loans, net	(22,776)
	Premises and equipment	21,590
	Core deposits	27,327
	Favorable leases	1,226
	Time deposits	(161)
	Other deferred tax adjustments	(5,825)

	Total adjustments	21,381

	Calculated net deferred tax liability created at TriCo’s estimated tax rate of 29.56%	$(6,319)

(h)	Adjustment to certificates of deposit
	To reflect the estimated increase in the fair value of the certificates of deposit.	$(161)

(i)	Adjustment to other liabilities for miscellaneous items	$451

(j)	Adjustment to equity
	To eliminate FNB’s common equity.	$(120,458)
	To reflect the issuance of TriCo ’s stock to FNB shareholders.	284,437

		$163,979

		3 months ended March 31, 2018	12 months ended December 31, 2017
(k)	Adjustment to loan interest income
	To reflect accretion of the loan discount resulting from the loan fair value pro forma adjustment based on weighted average remaining life of 5 years.	$392	$756
(l)	Adjustment to depreciation and amortization expense of property, premises and equiment
	To reflect depreciation expense on adjusted values and amortization of favorable leases.	$89	$356
(m)	Adjustment to interest expense on deposits to reflect accretion of the fair value adjustment on time deposits based on weighted average remaining life of 1 year.	$—	$(161)
(n)	Adjustment to remove acquisition expenses incurred	$(476)	$(530)
(o)	Adjustment due to amortization of intangibles
	To reflect amortization of acquired core deposit intangibles based on weighted average remaining life of 6 years.	$1,139	$4,555
(p)	Adjustment to income tax provision based on pro forma adjustments	$(106)	$(1,457)
(q)	Adjustment to weighted average number of common shares and
	Shares issued by TriCo to FNB shareholders	7,405,000	7,405,000
	Removal of FNB weighted average number of common shares	(7,463,000)	(7,361,000)

	Adjustment to weighted average number of common shares	(58,000)	44,000

	Shares issued by TriCo to FNB shareholders	7,405,000	7,405,000
	Removal of FNB weighted average number of diluted common shares	(7,685,000)	(7,607,000)

	Adjustment to weighted average number of diluted common shares	(280,000)	(202,000)